Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2011 of 3D Systems Corporation (the “Issuer”).

I, Abraham N. Reichental, the Principal Executive Officer of the Issuer, certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:

(i) the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 23, 2012

/s/ ABRAHAM N. REICHENTAL
Name: Abraham N. Reichental